EXHIBIT 31.3

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Tom Pallack, certify that:

1.	I have reviewed this annual report on Form 10-K/A of SITO Mobile, Inc. for the fiscal year ended December 31, 2017;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018	By:	/s/ Tom Pallack
Chief Executive Officer (Principal Executive Officer)